UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – May 18, 2016

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

 N.A.
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 18, 2016, Macquarie Infrastructure Corporation (the “Company”) held its annual meeting of shareholders. A brief description follows of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter. Of the total 80,257,564 common shares outstanding as of the record date of March 23, 2016 that were entitled to vote, 70,354,499 common shares were represented at the meeting, either in person or by proxy.

The matters voted upon and the results of the vote at the annual meeting of shareholders were as follows:

Proposal 1 – Election of Directors: The Company’s shareholders voted to elect the following individuals as directors to serve for a one-year term with the votes shown:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes

Norman H. Brown, Jr.	57,786,445	1,583,401	107,892	10,876,761
George W. Carmany, III	57,724,540	1,646,442	106,756	10,876,761
H.E. (Jack) Lentz	58,716,286	653,937	107,515	10,876,761
Ouma Sananikone	58,817,375	551,510	108,853	10,876,761
William H. Webb	57,768,973	1,602,502	106,263	10,876,761

Proposal 2 – Ratification of Selection of Independent Auditor The Company’s shareholders ratified the audit committee’s selection of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016 with the votes shown:

Votes For	Votes Against	Abstentions
70,017,435	178,449	158,615

Proposal 3 – Advisory Resolution on Executive Compensation   The Company’s shareholders approved, on an advisory basis, executive compensation with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,569,997	8,564,468	343,273	10,876,761

Proposal 4 – Approval of 2016 Omnibus Employee Incentive Plan   The Company’s shareholders approved the adoption of an equity incentive plan for employees with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,226,336	2,070,594	180,808	10,876,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 18, 2016

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer